Exhibit 10.2

BIOPHARMX CORPORATION

1098 Hamilton Court

Menlo Park, California 94025

August 12, 2016

BY EMAIL

Franklin Strategic Series - Franklin Biotechnology Discovery Fund

Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund

c/o Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403

Email: chris.chen@franklintempleton.com

Ladies and Gentlemen:

Reference is made in this letter agreement (this “Letter Agreement”) to that certain Purchase Agreement dated as of December 9, 2015 (the “Purchase Agreement”), by and between BioPharmX Corporation (the “Company”) and Franklin Strategic Series - Franklin Biotechnology Discovery Fund (the “US Purchaser”) and Franklin Templeton Investment Funds — Franklin Biotechnology Discovery Fund (the “SICAV Purchaser” and, together with the US Purchaser, the “Purchasers”, and each of them, a “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meaning given to those terms in the Purchase Agreement.

Pursuant to Section 8.8 of the Purchase Agreement, the Purchase Agreement may be amended only with the written consent of the Company and each Purchaser. Subject to the terms and conditions set forth in this Letter Agreement, and in consideration for the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the Company and each Purchaser hereby agree as follows:

1.                                      Section 5.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Financings. For a period of five (5) years after August 12, 2016, the Purchasers shall have the right to purchase up to an aggregate of 20% of the securities offered by the Company in any subsequent private placement (the “Follow-On Financing”) upon the same terms as offered to all other offerees; provided however that such right to purchase additional securities of the Company shall be limited so as to not require shareholder approval prior to the closing of such purchase as determined by the rules and regulations of any market or exchange that the Company’s securities are then listed or otherwise. The Purchasers shall be given not less than ten days prior written notice (the “Notice of Sale”) of any proposed Follow-On Financing and shall have the right during the ten days following receipt of the Notice of Sale to purchase the securities offered in the Follow-On Financing.”

*                                         *                                         *

Except as specifically provided herein, the terms and conditions of the Purchase Agreement remain in full force and effect.

If the foregoing accurately reflects the parties’ agreement with respect to this matter, please so indicate by signing where indicated below.

Very truly yours,

BIOPHARMX CORPORATION

By:	/s/ Anja Krammer
Anja Krammer
President

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

FRANKLIN STRATEGIC SERIES - FRANKLIN

BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc., its investment manager

By:	Evan McCulloch
Name: Evan McCulloch
Title: Vice President

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

FRANKLIN TEMPLETON INVESTMENT FUNDS - FRANKLIN

BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc., its investment manager

By:	Evan McCulloch
Name: Evan McCulloch
Title: Vice President